                                                                   Exhibit 12(b)

                           SECTION 906 CERTIFICATION

     We, James E. Ross, President and Principal Executive Officer, and Gary L. French, Treasurer and Principal Financial Officer, of the SPDR(R) Series Trust (the "registrant"), certify that:

     1. The report on Form N-CSR of the registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:   /s/ James E. Ross
      --------------------------------------------
      James E. Ross
      President and Principal Executive Officer

Date: March 4, 2010

By:   /s/ Gary L. French
      --------------------------------------------
      Gary L. French
      Treasurer and Principal Financial Officer

Date: March 4, 2010